Exhibit 99.1

Globus Medical Reports Preliminary Record Fourth Quarter and Full Year Sales Results

AUDUBON, PA, January 7, 2026: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced preliminary unaudited sales results for the fourth quarter and full year ended December 31, 2025. The company anticipates fourth quarter 2025 sales of approximately $823.2 million, an increase of 25.2 percent over the fourth quarter 2024 on an as-reported basis. Full year 2025 sales are expected to be approximately $2.936 billion, an increase of 16.5 percent over the prior year on an as-reported basis.
“We’re thrilled with our preliminary Q4 results, capping off a strong finish to 2025,” commented Keith Pfeil, President and Chief Executive Officer. “Globus closed 2025 with strong momentum, delivering meaningful revenue growth across the business, while advancing operational priorities and integrating the Nevro acquisition. Fourth quarter results reflected the continued trend of growth and market share gains within US Spine, while Enabling Technologies delivered its best quarterly revenue performance to date. We look to 2026 with confidence, remaining focused on driving innovation and operational excellence, introducing a robust pipeline of new products, maintaining disciplined investment, and executing our strategy of sustained, profitable growth.”
“Our fourth quarter results demonstrated above market growth as well as continued success in the integration of the NuVasive and Nevro acquisitions,” commented Kyle Kline, Chief Financial Officer. “Excluding the impact of Nevro sales in the fourth quarter, total Globus base business revenue was $723.3 million, an increase of 10.0 percent over the prior year fourth quarter, led by our US Spine business. Looking ahead to 2026, we aim to build upon the successes of the past year, as we drive above market growth and generate value for our shareholders.”
The Company established its full year 2026 revenue guidance range of $3.18 billion to $3.22 billion and fully diluted non-GAAP earnings per share range between $4.30 to $4.40.
These preliminary results are unaudited and are based on management’s initial analysis of operations for the fourth quarter and full year periods ended December 31 2025, and are therefore subject to change. The company expects to announce its final fourth quarter and full year 2025 financial results on February 24, 2026, after the market close.

About Globus Medical, Inc.
Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures. We are presenting non-GAAP Diluted Earnings Per Share, which represents non-GAAP net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, merger and acquisition-related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, bargain purchase gains, certain income tax net benefits from non-recurring tax adjustments, and the tax effects of all of the foregoing adjustments. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends. We are also presenting base business sales, excluding the contribution from the recently acquired Nevro Corp. and its subsidiaries. We believe these provide insight to how the Company is performing without the impact of our most recent acquisition.
Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Merger and acquisition-related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees. Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, legal and tax fees for legal entity reorganization and costs associated with consolidating facilities. We also adjusted for certain foreign currency impacts related to acquisitions, bargain purchase gains, certain income tax net benefits from non-recurring tax adjustments, and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.
Non-GAAP net income, non-GAAP diluted earnings per share, and base business sales, excluding the contribution from the recently acquired Nevro Corp., are not calculated in conformity with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of these non-GAAP measures may differ from that of other companies and therefore may not be comparable.
We are unable to present a quantitative reconciliation of our expected fully diluted GAAP earnings per share to non-GAAP earnings per share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of provision for litigation, amortization of intangibles, merger and acquisition-related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, certain income tax net benefits from non-recurring tax adjustments, gains and losses from strategic investments, and the tax effects of all of the foregoing adjustments. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Income.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, the successful integration of businesses that we have acquired or may acquire in the future, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, refer to the disclosures contained in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our subsequent filings with the SEC. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact

Brian Kearns
Senior Vice President, Business Development and Investor Relations
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com